EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-117535) pertaining to the TRW Automotive Retirement Savings Plan for Hourly Employees,

(2)	Registration Statement (Form S-8 No. 333-115338) pertaining to the 2003 Amended and Restated TRW Automotive Holdings Corp. 2003 Stock Incentive Plan,

(3)	Registration Statement (Form S-8 No. 333-115337) pertaining to the TRW Automotive Retirement Savings Plan for Salaried Employees,

(4)	Registration Statement (Form S-3 No. 333-123520) of TRW Automotive Holdings Corp., and

(5)	Registration Statement (Form S-3ASR No. 333-138457) of TRW Automotive Holdings Corp.;

of our reports dated February 20, 2008, with respect to the consolidated financial statements and schedule of TRW Automotive Holdings Corp., and the effectiveness of internal control over financial reporting of TRW Automotive Holdings Corp., included in this Annual Report (Form 10-K) of TRW Automotive Holdings Corp. for the year ended December 31, 2007.

/s/ Ernst & Young LLP
Detroit, Michigan
February 20, 2008

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